Exhibit 10.1

Irrevocable undertaking

From:               Invesco Asset Management Limited

Perpetual Park

Perpetual Park Drive

Henley-On-Thames

To:                             Bravo Bidco Limited (the “Offeror”)

Suite 1, 3rd Floor

11 - 12 St. James’s Square

London SW1Y 4LB

20 November, 2018

Dear Sirs,

Offer for BTG plc (the “Offeree”)

We understand that the Offeror intends to make an offer to acquire all of the issued and to be issued ordinary share capital of the Offeree substantially on the terms and subject to the conditions of the draft announcement proposed to be made under Rule 2.7 of the Code and set out in Schedule 1 to this undertaking (the “Announcement”) together with such additional terms and conditions as may be required to comply with the Applicable Requirements,  provided such additional terms and conditions do not result in a diminution of value of the consideration being offered, or terms which are less favourable to the acceptors than those set out, in the Announcement (the “Transaction”), such Transaction, subject as set out below, to be implemented by way of a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 (the “Scheme”). This undertaking sets out the terms and conditions on which we will vote in favour of the Scheme or, if applicable, accept the Offer when it is made.

1.                                      Shareholdings

We represent and warrant to the Offeror that:

(a)                                 we are able to control the exercise of all rights attaching to the number of ordinary shares of 10 pence each in the capital of the Offeree (the “Offeree Shares”) set out in the second column of the table in Part A of Schedule 2 to this undertaking and that such shares are free of any lien, charge, option, equity, encumbrance or third party rights of any kind whatsoever;

(b)                                 Part B of Schedule 2 to this undertaking contains complete and accurate details of all options, warrants and other rights we may have to purchase or otherwise acquire any securities of the Offeree;

(c)                                  save as set out in Schedule 2 to this undertaking, we do not, and nor do any of our group undertakings (as defined in section 1161 of the Companies Act 2006), have any interest (as defined in the Code) in any securities of the

Offeree or any rights to purchase or otherwise acquire any securities of the Offeree;

(d)                                 the details of our holdings in interests in securities of the Offeree set out in Schedule 2 to this undertaking are complete and accurate; and

(e)                                  we have full power and authority to enter into this undertaking, to perform the obligations under it and to vote in favour of the Scheme or accept the Offer in accordance with, and to perform my obligations resulting from, its terms or that acceptance.

2.                                      Dealings and undertakings

2.1                               We have not accepted any offer to dispose of any Committed Shares and,          save as may be otherwise provided herein, we undertake to the Offeror that before the Transaction closes, lapses or is withdrawn (whichever is earlier), we shall not:

(a)                                 sell, transfer, charge, encumber, grant any option over or otherwise dispose of any interest in any Committed Shares other than pursuant to our acceptance of the Transaction;

(b)                                 accept any other offer in respect of the Committed Shares or vote in favour of any resolution to approve any scheme of arrangement of the Offeree which is proposed in competition with the Transaction, or express public support for any proposed competing offer, scheme of arrangement or other transaction which might otherwise frustrate the Transaction or any part thereof; or

(c)                                  (other than pursuant to the Transaction) enter into any agreement or arrangement, or permit any agreement or arrangement to be entered into, or incur any obligation or permit any obligation to arise or give any indication of intent:

(i)                                     to do any of the acts referred to in paragraphs 2.1(a) to 2.1(b) ; or

(ii)                                  in relation to, or operating by reference to, the Committed Shares; or

(iii)                               which, in relation to the Committed Shares, would or might be reasonably likely to restrict or impede us from voting in favour of the Scheme or accepting the Offer,

and, for the avoidance of doubt, references in this paragraph 2.1(c) to any agreement, arrangement, obligation or indication of interest includes any agreement, arrangement, obligation or indication of interest whether or not legally binding or subject to any condition or which is to take effect if the Transaction closes or lapses, if this undertaking ceases to be binding or upon or following any other event.

2.2                               We further undertake not to until the earlier of:

(a)                                 this undertaking lapsing in accordance with paragraph 10; or

(b)                                 the Scheme becoming effective or the Offer becoming unconditional as to acceptances,

acquire any interest (as defined in the Code) or otherwise deal or undertake any dealing (as defined in the Code) in any relevant securities (as defined in the Code) of the Offeree (including, for the avoidance of doubt, exercising any of the options set out in Schedule 2 to this undertaking) unless the Panel determines, and confirms to you, that, in respect of such acquisition or dealing, we are not acting in concert with you pursuant to Note 9 on the definition of “Acting in concert” set out in the Code.

2.3                               We further undertake to cause the registered holder of any Committed Shares to comply with the undertakings in paragraphs 2.1 and 2.2 in respect of the relevant Committed Shares.

3.                                      Undertakings in relation to the Scheme

In consideration of the Offeror’s agreement to make the offer pursuant to the Scheme and subject to this undertaking not having lapsed in accordance with the terms set out in paragraph 10, we undertake to the Offeror that:

(a)                                 we shall exercise, or, where applicable, procure the exercise of, all voting rights attaching to the Committed Shares to vote in favour of all resolutions (whether or not amended) to approve the Scheme and any related matters proposed at any general meeting or class meeting of the Offeree for the purposes of implementing the Transaction (including any adjournment thereof) (“General Meeting”) and at any meeting of holders of shares in the Offeree convened by the Court (including any adjournment thereof) (“Court Meeting”) to be convened and held in connection with the Transaction;

(b)                                 we shall exercise, or, where applicable, procure the exercise of, all rights attaching to the Committed Shares to join in the requisitioning of any general meeting of the Offeree for the purposes of voting on any resolution referred to under paragraph 3(a) above, or to require the Offeree to give notice of any such meeting, only in accordance with the Offeror’s instructions;

(c)                                  for the purpose of voting on any resolution referred to under paragraph 3(a) above, we shall (if required by the Offeror), execute (or procure the execution of) any form of proxy, or where applicable, a CREST proxy voting instruction or web proxy voting instruction (each, a “proxy voting instruction”), in respect of the Committed Shares required by the Offeror appointing any person nominated by the Offeror to attend and vote at the General Meeting or Court Meeting and we shall not amend, revoke or withdraw any such form of proxy or, where applicable, proxy voting instruction;

(d)                                 without prejudice to paragraph 3(c) above, and in the absence of any such requirement by the Offeror, we shall after the posting of the circular to be sent to shareholders of the Offeree containing an explanatory statement in respect of the Scheme (the “Scheme Circular”) (and without prejudice to any right we have to attend and vote in person at the Court Meeting and the General Meeting (each as defined in the Announcement) to implement the

Transaction), return, or procure the return of, if applicable, the signed forms of proxy enclosed with the Scheme Circular in respect of the Committed Shares (completed and signed and voting in favour of the resolutions to implement the Transaction) in accordance with the instructions printed on those forms of proxy and, if applicable, in respect of any Committed Shares held in uncertificated form, take or procure the taking of any action which may be required by the Offeree or its nominated representative in order to make a valid proxy appointment and give valid proxy instructions (voting in favour of the resolutions to implement the Transaction), as soon as possible and in any event by not later than the relevant proxy cut-off date as set out in Scheme Circular and we shall not amend, revoke or withdraw any such form of proxy or proxy voting instruction;

(e)                                  we shall cause the registered holder of any Committed to comply with the undertaking in this paragraph 3 in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged;

(f)                                   the Offeror shall acquire the Committed Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares;

(g)                                  in the event the Scheme is modified or amended, we confirm and agree that this undertaking shall continue to be binding mutatis mutandis in respect of the Committed Shares provided such modification does not result in a diminution of value of the consideration being offered, or terms that are less favourable to the acceptors than those set out, in the Scheme Circular; and

(h)                                 we further undertake, if so required by the Offeror, to execute or procure the execution of all such other documents as may be necessary to give the Offeror the full benefit of this undertaking.

4.                                      Undertaking to accept the Offer

We undertake to the Offeror that, in the event the Transaction is implemented by way of an Offer and subject to this undertaking not having lapsed in accordance with the terms set out in paragraph 10, in consideration of the Offeror’s agreement to make the Offer we undertake to the Offeror that:

(a)                                 we shall accept the Offer in respect of the Committed Shares we may hold as at the date of the Offer in accordance with the procedure for acceptance set out in the formal document containing the Offer (the “Offer Document”) as soon as reasonably practicable after, and in any event no later than 5 p.m. on the date falling twenty one (21) days after, the publication of the Offer Document save for those Committed Shares allotted to us on or after the date of the Offer in which case we shall accept, or procure the acceptance by the registered holder of, the Offer in respect of the relevant Committed Shares in accordance with the procedure for acceptance set out in the Offer Document no later than ten (10) Business Days after the date we become the registered holder and/or beneficial holder of the relevant Committed Shares;

(b)                                 we shall cause the registered holder of any Committed Shares to accept the Offer in accordance with the procedure for acceptance set out in the Offer Document not later than 5 p.m. on the date falling twenty one (21) days after the Offeror sends the Offer Document;

(c)                                  we shall not, without the prior written consent of the Offeror, withdraw any such acceptances of the Offer and will cause any registered holder of any Committed Shares not to do so for so long as the Offer remains open for acceptance;

(d)                                 on completion of the Offer, the Offeror shall acquire the Committed Shares from us free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares; and

(e)                                  in the event that the Offer is modified or amended, we confirm and agree that this undertaking shall continue to be binding mutatis mutandis in respect of the Committed Shares.

5.                                      Voting Rights

5.1                               From the time the Announcement is released to the time this undertaking lapses in accordance with paragraph 10:

(a)                                 we shall (insofar as entitled to do so taking account of the Code) exercise or procure the exercise of the votes attaching to the Committed Shares on a Relevant Resolution only in accordance with the Offeror’s directions;

(b)                                 we shall exercise or procure the exercise of the rights attaching to the Committed Shares to join in requisitioning any general or class meeting of the Offeree pursuant to section 303 of the Companies Act 2006 for the purposes of considering a Relevant Resolution and to require the Offeree pursuant to section 338 of the Companies Act 2006 to give notice of such a resolution only in accordance with the Offeror’s directions;

(c)                                  for the purposes of voting on a Relevant Resolution, we shall complete, execute and deliver (or procure the completion, execution and delivery of) any form of proxy or proxy voting instruction required by the Offeror appointing any person nominated by the Offeror to attend and vote at the relevant general or class meeting of the Offeree, provided that the undertaking in this paragraph 5.1(c) shall not apply if and to the extent that the Panel deems it to have the effect of the Offeror acquiring an interest (as defined in the Code) in any securities of the Offeree;

(d)                                 we shall not, save as otherwise permitted by this undertaking, requisition any shareholder meeting of the Offeree without the Offeror’s prior consent; and

(e)                                  we shall cause the registered holder of any Committed Shares to comply with paragraphs 5.1(a) to 5.1(d) in respect of the relevant Committed Shares.

6.                                      Documentation and Information

6.1                               We consent to:

(a)                                 this undertaking being disclosed to the Panel;

(b)                                 references to us and the registered holder of any Committed Shares, and particulars of this undertaking and our holdings of relevant securities of the Offeree, being included in the Announcement and the Scheme Circular (or the Offer Document, if applicable), and any other announcement made, or related or ancillary document issued, by or on behalf of the Offeror in connection with the Transaction; and

(c)                                  this undertaking being published as required by Applicable Requirements.

6.2                               We shall, within a reasonable time, provide you on request with all information and assistance as you may reasonably require for the preparation of the Announcement, the Scheme Circular and any other announcement to be made, or document to be issued, by or on behalf of the Offeror in connection with the Transaction in order to comply with the Applicable Requirements. We shall notify you as soon as reasonably practicable in writing of any change in the accuracy or impact of any information previously given to you pursuant to this paragraph 6.2.

7.                                      Secrecy

7.1                               We shall keep secret:

(a)                                 to the extent not already publicly available, the possibility, terms and conditions of Transaction and the existence of this undertaking until the Announcement is released; and

(b)                                 other than those terms details in the Announcement, the terms of this undertaking until the Scheme Circular or Offer Document is published,

provided that we may disclose the same to the Offeree and its advisers if it is necessary to do so (and to the extent not already done so before the date hereof) and in which case we shall procure that they observe secrecy in the same terms. The obligations in this paragraph 7.1 shall survive termination of this undertaking.

7.2                               To the extent any of the information you have given to us in relation to the Transaction is inside information for the purposes of the Market Abuse Regulation, Criminal Justice Act 1993 or the Financial Services and Markets Act 2000 we will comply with the applicable restrictions in those enactments on dealing in securities and disclosing inside information.

8.                                      Time of the Essence

Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

9.                                      Unconditional and Irrevocable Obligations

Except to the extent otherwise specified, the undertakings, agreements, warranties, appointments, consents and waivers set out in this undertaking are unconditional and irrevocable.

10.                               Lapse of undertaking

10.1                        This undertaking, and the warranties, consents, waivers, agreements and obligations set out herein, shall lapse and automatically cease to have any effect if:

(a)                                 the Announcement has not been issued by 5 p.m. on 20 November 2018 or such later time and/or date as the Offeror and the Offeree may agree, being no later, in any event, than 5 p.m. on 27 November 2018;

(b)                                 the Scheme Circular or Offer Document is not published within 28 days of the date of release of the Announcement (or within such longer period as the Offeror, with the consent of the Panel, determines);

(c)                                  the Transaction, if made, lapses or is withdrawn as the case may be, or, if applicable, the Scheme does not become effective in accordance with its terms; or

(d)                                 any third party in accordance with the Code announces a firm intention to make an offer (whether made by way of an offer or a scheme of arrangement) for all shares in Offeree (not already owned by such third party), which offer provides for an amount or value of consideration of not less than 10% greater than the amount or value of consideration offered under the Transaction as at 5 p.m. (London time) on the last dealing day prior to the date of any such announcement (a “Superior Proposal”), and the Offeror does not, within five (5) Business Days of the date of the announcement of the Superior Proposal, revise the Transaction such that the cash consideration offered under the Transaction equals or exceeds the amount or value of consideration offered under the Superior Proposal as at 5 p.m. (London time) on the last dealing day prior to the date of any such revision.

10.2                        If this undertaking lapses we shall have no claim against the Offeror save that any rights or liabilities under this undertaking in respect of our prior breaches shall not be affected.

11.                               Interpretation

All references in this undertaking to:

(a)                                 “Applicable Requirements” means the Code, any decision, ruling or requirement of the Panel, any applicable law, any decision of the High Court of Justice in England and Wales, the Companies Act 2006, the rules of the Main Market of the London Stock Exchange plc, the Listing Rules, the Disclosure and Transparency Rules and Prospectus Rules made by the Financial Conduct Authority in exercise of its functions under the Financial Services and Markets Act 2000 or any decision, ruling or requirement of the

Financial Conduct Authority or the requirements of the London Stock Exchange plc or any other relevant regulatory authority;

(b)                                 “Business Day” means a day (other than Saturday or Sunday or public or bank holiday) on which banks in the City of London are generally open for business;

(c)                                  “Code” means the City Code on Takeovers and Mergers issued by the Panel;

(d)                                 “Committed Shares” means the Offeree Shares held in the manner referred to in paragraph 2 of this undertaking together with any other securities in Offeree issued or unconditionally allotted to us, or otherwise acquired by us and/or in relation to which we become registered holder and/or beneficial owner on or after the date of this undertaking;

(e)                                  “Offer” means, if the Transaction is to be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act 2006, the recommended offer to be made by or on behalf of the Offeror to acquire the entire issued and to be issued share capital of the Offeree and, where the context requires, any subsequent revision, variation, extension or renewal of such offer and includes any election available thereunder;

(f)                                   “Offeror’s Financial Advisers” means Barclays Bank PLC, acting through its investment bank;

(g)                                  “Panel” means the Panel on Takeovers and Mergers; and

(h)                                 “Relevant Resolution” means:

(i)                                     a resolution (whether or not amended) proposed at a general or class meeting of the Offeree, or at an adjourned meeting, the passing of which is necessary to implement the Transaction or which, if passed, might reasonably be expected to result in any condition of the Transaction not being fulfilled or which might impede or frustrate the Transaction in any way (including for the avoidance of doubt, any resolution to approve any scheme of arrangement in relation to the Offeree which is proposed in competition with the Transaction);

(ii)                                  a resolution to adjourn a general or class meeting of the Offeree whose business includes the consideration of a resolution falling within paragraph 11(h)(i); and

(iii)                               a resolution to amend a resolution falling within paragraph 11(h)(i) or paragraph 11(h)(ii).

12.                               Miscellaneous

12.1                        Without prejudice to any other rights or remedies you may have, we agree that, if we fail to comply with any of the undertakings in paragraphs 3 or 4 or breach any of our obligations under this undertaking, damages alone would not be an adequate remedy and accordingly that an order for specific performance would be an essential element of any adequate remedy for such failure or breach.

12.2                        (a) Subject to 12.2(b), a person who is not a party to this undertaking shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this undertaking but this does not affect any right or remedy of a third party that exists or is available apart from that Act.

(b) The parties agree and acknowledge that Invesco Asset Management Limited is acting for and on behalf of its discretionary managed clients that are the beneficial owners of the Offeree Shares.

12.3                        We confirm that the Offeror’s Financial Advisers are not acting for us in relation to the Transaction and will not be responsible to us for providing protections afforded to their clients or advising us on any matter relating to the Transaction.

12.4                        References in this undertaking to times of day are to London time.

12.5                        This undertaking may be executed in any number of counterparts, each of which is an original but all of which together shall constitute the same instrument.

12.6                        Nothing in this undertaking shall oblige the Offeror to make or proceed with the Transaction.

12.7                        The invalidity, illegality or unenforceability of any provision of this undertaking shall not affect the continuation in force of the remainder of this undertaking.

13.                               Governing Law and Jurisdiction

13.1                        This undertaking and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and we submit to the exclusive jurisdiction of the English courts for all purposes in connection with this undertaking and we waive any objection to any proceedings on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF this undertaking has been executed and delivered as a deed on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED by Invesco Asset Management Limited as agent for and on behalf of its discretionary managed clients	)
)
)
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In the presence of:

/s/ Frederick Bouverat

Name of Witness

Frederick Bouverat

Address

Invesco

Perpetual Park Drive

Henley-on-Thames OXON RG9 1HH

SCHEDULE 1

ANNOUNCEMENT

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SCHEDULE 2

EXISTING SHARES

PART A —Holdings of Offeree Shares

1. Number of Shares	2. Number of Shares under option/warrants	3. Registered holder	4. Beneficial owner
37,511	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INV GTR TRUST LLC INCOME FD
9,909	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INV GTR TRUST LLC UK GROWTH
5,712,684	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	EDINBURGH INVESTMENT TRUST
802,258	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO GTR INCOME FUND
215,950	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO GTR UK GROWTH FUND
11,587	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO GTR FD US INCOME FD
3,078	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO GTR FD US UK GROWTH
105,967	0	THE BANK OF NEW YORK	INVESCO GTRS INCOME

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		MELLON (NOMINEES) LIMITED
28,090	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO GTRS UK GROWTH
14,586	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INV GTI FD (UK) — UK EQTY IN
1,913,498	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INV GTI FD (UK) — INCOME FD
496,603	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INV GTI FD (UK) — UK GROWTH
1,867,163	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO UK GROWTH FUND (UK)
32,001,630	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO HIGH INCOME FD (UK)
12,718,016	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO INCOME FUND (UK)
179,490	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INV UK COMPANIES FUND (UK)
3,505,724	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	PERPETUAL INC & GR INV TST
966,816	0	THE BANK OF NEW YORK	INV UK EQUITY

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		MELLON (NOMINEES) LIMITED	PENSION FUND
52,219	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO GTR TST INCOME FD
14,543	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO GTR TST INCOME FD
44,505	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO GTRS II INCOME
10,332	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	INVESCO GTRS II UK GROWTH
569,268	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	THE SHIPBUILDING IND PENS
279,776	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	SJP MA INCOME FUND
74,635	0	THE BANK OF NEW YORK MELLON (NOMINEES) LIMITED	SJP MA UK GROWTH
Total: 61,635,838	Total: 0

PART B — Rights to acquire Offeree securities (including options)

N/A

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